EXHIBIT 10.8

CERTAIN INFORMATION IN THIS EXHIBIT IS SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. IN ACCORDANCE WITH RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SUCH INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATION OF SUCH OMITTED INFORMATION HAS BEEN INDICATED WITH AN ASTERISK(*).

THIS AGREEMENT is made the ninth day of February 1990

BETWEEN

MEDICAL RESEARCH COUNCIL of 20 Park Crescent, London WlN 4AL (hereinafter called "MRC" which expression includes its successors and assigns) of the one part and

TANOX BIOSYSTEMS INC. of 10301 Stella Link, Suite 110, Houston, Texas 77025, U.S.A. (hereinafter called "the Licensee" which expression includes its successors and permitted assigns) of the other part

WHEREAS

(A) MRC is the proprietor of certain Patent rights in respect of genetic engineering of monocolonal antibodies comprising the replacement in whole or in part of the complementarity determining regions of one antibody by those of another.

(B) By an Agreement between the parties dated 26th June 1989 MRC granted certain rights to the Licensee to make use 0f those rights ("the Licence Agreement").

(C) The parties wish to make certain adjustments to the Licence Agreement as hereinafter appears.

NOW THIS AGREEMENT WITNESSETH

1.   INTERPRETATION

     Terms defined in the Licence Agreement shall have the same meaning herein save where the context otherwise requires.

2.   AMENDMENT TO LICENCE AGREEMENT

2.1  The definition in Clause 1 of "the Boss Patents" shall be amended as follows:-
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     "The Boss Patents" - shall mean the following Patents and Patent applications in relation to multi-chain polypeptides or proteins and processes for their production and any Patent granted or to Be granted on such Patent applications:-

     (i) European Patent Application D120694

     (ii) UK Patent 2137631

     (iii) PCT Application 84/00094

     (iv) US Patent 4816397

     (v) Japanese Patent Application 501609/84.

2.2  Clause 3(1)(ii) shall be amended to read as follows:-

     "A non-exclusive sub-Licence under the Boss Patents to the extent required to enable the Licensee to use the reshaping process in accordance with (i) above to produce products from mammalian cells and for no other purpose."

2.3 The following antibodies shall be deleted from Schedule 2 "Antibodies Excluded from the Licence" and shall cease to be excluded from the Licence Agreement:-

                                       *

2.4 The Licence Agreement shall remain in full force and effect as amended hereby.

3.   GOVERNING LAW AND JURISDICTION

     This Agreement is to be read and construed in accordance with and governed by the laws of England and the parties

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
     hereby submit to the jurisdiction of the English Courts in relation to any dispute arising out of this Agreement.

IN WITNESS whereof the parties hereto have caused this Agreement to be executed in the manner legally binding upon them by causing authorised representatives to sign this Agreement.


SIGNED by                                               }
for and on behalf of the                                }    SIGNATURE ILLEGIBLE
MEDICAL RESEARCH COUNCIL                                }

SIGNED BY Nancy T. Chang, Pres                          }
for and on behalf of                                    } /s/Nancy T. Chang
TANOX BIOSYSTEMS INC.                                   }

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